Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three and Nine Months Ended
September 30, 2019

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Executive Vice President - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CHATTANOOGA, Tenn.--(BUSINESS WIRE)-- Please replace the revised version to correct certain Q3 2019 financial information issued October 31, 2019, at 4:15p.m. ET.  Please refer to Form 8-K/A furnished on November 13, 2019 for additional information.

The corrected release reads:

CBL PROPERTIES REPORTS RESULTS FOR THIRD QUARTER 2019
Results In-Line; Guidance Range Maintained

CBL Properties (NYSE:CBL) announced results for the third quarter ended September 30, 2019. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	%	2019	2018	%
Net loss attributable to common shareholders per diluted share	$(0.52)	$(0.07)	(642.9)%	$(1.01)	$(0.34)	(197.1)%
Funds from Operations ("FFO") per diluted share	$0.45	$0.39	15.4%	$1.01	$1.26	(19.8)%
FFO, as adjusted, per diluted share (1)	$0.34	$0.40	(15.0)%	$0.98	$1.28	(23.4)%
(1) For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 10 of this news release.

KEY TAKEAWAYS:

•
Same-center sales per square foot for the stabilized mall portfolio for the third quarter improved 3.2%. For the twelve-months ended September 30, 2019, same-center sales increased 1.1% to $383 per square foot compared with the prior-year period.

•
CBL made significant progress on its anchor redevelopment program, including 27 former anchor spaces committed, under construction or with replacements already open featuring dining, entertainment, fitness and other mixed-use components.

•
FFO per diluted share, as adjusted, was $0.34 for the third quarter 2019, compared with $0.40 per share for the third quarter 2018. Third quarter 2019 FFO per share was impacted by $0.02 per share of dilution from asset sales completed since the prior-year period and $0.04 per share of lower property NOI.

•	Total Portfolio Same-center NOI declined 5.9% for the three months and declined 5.5% for the nine months ended September 30, 2019, as compared with the prior-year periods.

•
Portfolio occupancy as of September 30, 2019, was 90.5%, representing a 30 basis point improvement sequentially, and a 150 basis point decline compared with 92.0% as of September 30, 2018. Same-center mall occupancy was 88.7% as of September 30, 2019, a 60 basis point improvement sequentially and a 200 basis point decline compared with 90.7% as of September 30, 2018.

•	Year-to-date, CBL has completed or announced gross asset sales totaling $161.4 million (details herein).

1

"Third quarter results demonstrated the resiliency of our portfolio of market dominant properties. With adjusted FFO per share of $0.34 and portfolio same-center NOI of (5.9)% , we are on track to achieve full-year results within the mid-to-high end of our reaffirmed guidance range,” said Stephen D. Lebovitz, Chief Executive Officer.  "Operational results were also in-line with improved sales and spreads on new leasing, and our reserve was able to offset additional retailer bankruptcies, store closings and restructurings.  For the third quarter, portfolio sales increased 3.2%, bringing our rolling twelve-month sales to $383 per square foot.  This trend should provide a positive backdrop for us during the holiday season as well as on future lease negotiations.
"Last week, we celebrated the grand opening of the redevelopment of the former Sears at Brookfield Square in Milwaukee, which represents a milestone in our portfolio transformation strategy.  The project has generated a huge amount of excitement with new-to-market entertainment users Whirlyball and Movie Tavern by Marcus Theatres and in-demand restaurants, services and shops.  The adjacent city-owned hotel and convention center opening next year will provide an added source of traffic.
"The Brookfield Square project is a great example of our strategy of utilizing redevelopments to transform our properties into suburban town centers. In this case, we are combining successful retail, entertainment, restaurants, fitness and non-retail elements, including medical office and the hotel/convention center.  Across our portfolio, we are diversifying our tenant mix in our shop leasing efforts, and we are pursuing opportunities to make more productive use of available land.  Year-to-date, 74% of new mall leasing was executed with non-apparel tenants.  We also recently commenced construction with joint venture partners on two new self-storage projects and a hotel and have several additional non-retail projects on the drawing board. These projects demonstrate the tangible progress and creativity that helps bring us closer to our goal of stabilizing revenues and returning to growth."
       Net loss attributable to common shareholders for the third quarter 2019 was $90.1 million, or a loss of $0.52 per diluted share, compared with a net loss of $12.6 million, or a loss of $0.07 per diluted share, for the third quarter 2018. Net loss for the third quarter 2019 was impacted by a $135.7 million loss on impairment of real estate to write down the carrying values of Mid Rivers Mall and Laurel Park Place to the properties' estimated fair values. The impairments were primarily a result of declines in projected future cash flows. Net loss for the third quarter 2019 also included a $22.7 million reduction to the class-action litigation expense accrued during the first quarter 2019. The majority of the reduction relates to past tenants that did not submit a claim pursuant to the terms of the settlement agreement with the remainder relating to tenants that opted out of the lawsuit.
FFO allocable to common shareholders, as adjusted, for the third quarter 2019 was $58.7 million, or $0.34 per diluted share, compared with $68.6 million, or $0.40 per diluted share, for the third quarter 2018. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the third quarter 2019 was $67.8 million compared with $79.2 million for the third quarter 2018.
Percentage change in same-center Net Operating Income ("NOI")(1):

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Portfolio same-center NOI	(5.9)%	(5.5)%
Mall same-center NOI	(6.9)%	(6.4)%

(1)
CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the quarter ended September 30, 2019, include:

•	Same-center NOI declined $8.7 million, due to a $10.0 million decrease in revenues offset by a $1.3 million decline in operating expenses.

•	Rental revenues declined $12.5 million, including a $6.9 million decline in tenant reimbursements and a $5.6 million decline in minimum and other rents. Percentage rents were flat.

•	Property operating expenses declined $1.1 million compared with the prior year. Maintenance and repair expenses declined $0.3 million. Real estate tax expenses increased $0.1 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of September 30,
	2019	2018
Portfolio occupancy	90.5%	92.0%
Mall portfolio	88.7%	90.5%
Same-center malls	88.7%	90.7%
Stabilized malls	88.8%	90.8%
Non-stabilized malls (2)	83.8%	73.6%
Associated centers	96.3%	97.2%
Community centers	96.3%	96.8%

(1)
Occupancy for malls represents percentage of mall store gross leasable area under 20,000 square feet occupied. Occupancy for associated and community centers represents percentage of gross leasable area occupied.

(2)	Represents occupancy for The Outlet Shoppes at Laredo.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Stabilized Malls	(6.3)%	(6.9)%
New leases	18.9%	9.3%
Renewal leases	(11.0)%	(9.6)%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended September 30,
	2019	2018	% Change
Stabilized mall same-center sales per square foot	$383	$379	1.1%
Stabilized mall sales per square foot	$383	$378	1.3%

DISPOSITIONS
Year-to-date, CBL has closed on $161.4 million in asset sales, as detailed below.

In August, CBL closed on the sale of a 25% interest in The Outlet Shoppes at El Paso to its existing joint venture partner, Horizon Group Properties ("Horizon"), for cash of $9.3 million and the assumption of 25% interest in the existing loan (representing $18.5 million at closing). Following the completion of the sale, CBL and Horizon each own a 50% interest, with Horizon continuing to lease and manage the asset.

Property	Location	Date Closed	Gross Sales Price (M)
Cary Towne Center(1)	Cary, NC	January	$31.5
Honey Creek Mall (1)	Terre Haute, IN	April	$14.6
The Shoppes at Hickory Point	Forsyth, IL	April	$2.5
Courtyard by Marriott at Pearland Town Center	Pearland, TX	June	$15.1
The Forum at Grandview	Madison, MS	July	$31.8
850 Greenbrier Circle	Chesapeake, VA	July	$10.5
Various parcels	Various	Various	$27.6
25% interest in The Outlet Shoppes at El Paso (2)	El Paso, TX	August	$27.8
Total			$161.4

(1)	100% of sale proceeds utilized to retire existing secured loans.

(2)	Gross amount shown above is comprised of $9.3 million in equity and 25% interest in loan balance at closing of $18.5 million.

DIVIDEND
In March 2019, CBL suspended its quarterly common dividend for two quarters. Prior to year-end, CBL will complete its review of taxable income projections and announce its common dividend policy for 2020. Consistent with CBL's strategy of maximizing internal cash flow available for investing and debt reduction, CBL intends to pay the minimum common dividend required, if any, to distribute taxable income.

ANCHOR REPLACEMENT PROGRESS AND REDEVELOPMENT
CBL recently marked the completion of the Sears redevelopment at Brookfield Square in Milwaukee, Wisconsin. Construction on the approximately 120,000-square-foot project, which included razing the entire Sears building, began in April 2018, and delivered new-to-market dining, entertainment, and other uses to the property.

Anchor replacements recently opened or pending include (complete list and additional information can be found in the financial supplement):

Property	Prior Tenant	New Tenant(s)	Construction/Opening Status
CherryVale Mall	Bergner's	Choice Home Center	Open
Eastland Mall	JCPenney	H&M, Planet Fitness	Open
Jefferson Mall	Macy's	Round1	Open
Northwoods Mall	Sears	Burlington	Open
Kentucky Oaks Mall	Sears	Burlington, Ross Dress for Less	Open
West Towne	Sears	Dave & Busters, Total Wine	Open
Hanes Mall	Shops	Dave & Busters	Open
Parkdale Mall	Macy's	Dick's, Five Below, HomeGoods	Open
Brookfield Square	Sears	Marcus Theatres, Whirlyball	Open
Laurel Park Place	Carson's	Dunham's Sports	Open
Meridian Mall	Younkers	High Caliber Karts	Open
Stroud Mall	Boston	Shoprite	Open
Kentucky Oaks Mall	Elder Beerman	HomeGoods and Five Below	November 2019
Frontier Mall	Sears	Jax Outdoor Gear	November 2019
Stroud Mall	Sears	Furniture Outlet	December 2019
Dakota Square	Herberger's	Ross Dress for Less	January 2020
Hamilton Place	Sears	Dick's Sporting Goods, Dave & Busters, Aloft Hotel, office	Under construction - Spring 2020/ 2021 (Aloft)
CherryVale Mall	Sears	Tilt	Under construction - Q1/Q2 '20
Imperial Valley	Sears	Hobby Lobby	Under construction - 2020
Westmoreland Mall	BonTon	Stadium Live! Casino	2020

Property	Prior Tenant	New Tenant(s)	Construction/Opening Status
York Galleria	Sears	Penn National Casino	2020
Richland Mall	Sears	Dillard's	2020
Cross Creek Mall	Sears	Entertainment User	Construction start in 2020
South County Center	Sears	Round1	Opening TBD
Hanes Mall	Sears	Novant Health	Opening TBD
West Towne Mall	Sears	Von Maur	2021

OUTLOOK AND GUIDANCE
CBL anticipates achieving 2019 FFO, as adjusted, in the range of $1.30 - $1.35 per diluted share, which is consistent with guidance provided in the prior quarter. Guidance incorporates a reserve in the range of $5.0 - $15.0 million (the "Reserve") for potential future unbudgeted loss in rent from tenant bankruptcies, store closures or lease modifications that may occur in 2019. Based on bankruptcy and leasing activity year-to-date, including the impact of any co-tenancy, CBL currently expects to utilize approximately $8 - $10 million of the Reserve.
Key assumptions underlying guidance are as follows:

	Low	High
2019 FFO, as adjusted, per share (includes the Reserve)	1.30	1.35
2019 Change in Same-Center NOI ("SC NOI") (includes the Reserve)	(7.75)%	(6.25)%
Reserve for unbudgeted lost rents included in SC NOI and FFO	$15.0 million	$5.0 million
Updated expectation for gains on outparcel sales	$2.0 million	$4.0 million

Reconciliation of GAAP net income (loss) to 2019 FFO, as adjusted, per share guidance:

	Low	High
Expected diluted earnings per common share	$(1.10)	$(1.05)
Adjust to fully converted shares from common shares	0.15	0.15
Expected earnings per diluted, fully converted common share	(0.95)	(0.90)
Add: depreciation and amortization	1.53	1.53
Less: gain on depreciable property	(0.11)	(0.11)
Add: loss on impairment	1.01	1.01
Add: noncontrolling interest in loss of Operating Partnership	(0.14)	(0.14)
Expected FFO, as adjusted, per diluted, fully converted common share	$1.34	$1.39
Add: Litigation settlement	0.32	0.32
Adjustment for certain significant items	(0.36)	(0.36)
Expected adjusted FFO per diluted, fully converted common share	$1.30	$1.35

INVESTOR CONFERENCE CALL AND WEBCAST
CBL Properties will host a conference call on Friday, November 1, 2019, at 11:00 a.m. ET. To access this interactive teleconference, dial (888) 317‑6003 or (412) 317-6061 and enter the confirmation number, 7355952.  A replay of the conference call will be available through November 8, 2019, by dialing (877) 344-7529 or (412) 317‑0088 and entering the confirmation number, 10134286.
The Company will also provide an online webcast and rebroadcast of its third quarter 2019 earnings release conference call.  The live broadcast of the quarterly conference call will be available online at cblproperties.com on Friday, November 1, 2019, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call.
To receive the CBL Properties third quarter earnings release and supplemental information, please visit the Invest section of our website at cblproperties.com.

ABOUT CBL PROPERTIES
Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 108 properties totaling 68.2 million square feet across 26 states, including 68 high-quality enclosed, outlet and open-air retail centers and 9 properties managed for third parties. CBL continuously strengthens its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.
ADOPTION OF NEW LEASE ACCOUNTING STANDARD
The Company adopted Accounting Standards Codification ("ASC") 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statements of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. Please see the Company’s Supplemental Financial and Operating Information located in the Invest section of the Company’s website for more information regarding the components of rental revenues.
NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.
The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income (loss) attributable to the Company's common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.
FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 10 of this news release for a description of these adjustments.
Same-center Net Operating Income
NOI is a supplemental non-GAAP measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of the Company's shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income is located at the end of this earnings release.
Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's condensed consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three and Nine Months Ended September 30, 2019
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUES (1):
Rental revenues	$180,616	$200,311	$556,989	$620,608
Management, development and leasing fees	2,216	2,658	7,325	8,022
Other	4,419	3,909	14,344	13,046
Total revenues	187,251	206,878	578,658	641,676

OPERATING EXPENSES:
Property operating	(27,344)	(30,004)	(82,856)	(92,357)
Depreciation and amortization	(64,168)	(71,945)	(198,438)	(217,261)
Real estate taxes	(18,699)	(19,433)	(57,766)	(61,737)
Maintenance and repairs	(10,253)	(11,475)	(34,327)	(36,713)
General and administrative	(12,467)	(16,051)	(48,901)	(47,845)
Loss on impairment	(135,688)	(14,600)	(202,121)	(84,644)
Litigation settlement	22,688	—	(65,462)	—
Other	(7)	(38)	(41)	(377)
Total operating expenses	(245,938)	(163,546)	(689,912)	(540,934)

OTHER INCOME (EXPENSES):
Interest and other income	1,367	283	2,212	714
Interest expense	(50,515)	(55,194)	(156,995)	(163,164)
Gain on extinguishment of debt	—	—	71,722	—
Gain on investments/deconsolidation	11,174	—	11,174	387
Gain on sales of real estate assets	8,056	7,880	13,811	15,998
Income tax benefit (provision)	(1,670)	(1,034)	(2,622)	1,846
Equity in earnings (losses) of unconsolidated affiliates	(1,759)	1,762	3,421	9,869
Total other expenses	(33,347)	(46,303)	(57,277)	(134,350)
Net loss	(92,034)	(2,971)	(168,531)	(33,608)
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	13,904	1,628	27,116	8,978
Other consolidated subsidiaries	(763)	(24)	(631)	369
Net loss attributable to the Company	(78,893)	(1,367)	(142,046)	(24,261)
Preferred dividends	(11,223)	(11,223)	(33,669)	(33,669)
Net loss attributable to common shareholders	$(90,116)	$(12,590)	$(175,715)	$(57,930)

Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(0.52)	$(0.07)	$(1.01)	$(0.34)
Weighted-average common and potential dilutive common shares outstanding	173,471	172,665	173,400	172,426

(1) See "Adoption of Lease Accounting Standard" on page 6 for further information on the presentation of rental revenues in accordance with the new standard adopted effective January 1, 2019.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2019

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss attributable to common shareholders	$(90,116)	$(12,590)	$(175,715)	$(57,930)
Noncontrolling interest in loss of Operating Partnership	(13,904)	(1,628)	(27,116)	(8,978)
Depreciation and amortization expense of:
Consolidated properties	64,168	71,945	198,438	217,261
Unconsolidated affiliates	14,471	10,438	36,599	31,177
Non-real estate assets	(920)	(910)	(2,719)	(2,748)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,031)	(2,136)	(6,836)	(6,424)
Loss on impairment	135,688	14,600	202,121	84,644
Loss on impairment of unconsolidated affiliates	—	1,022	—	1,022
Gain on depreciable property, net of taxes	(16,914)	(3,307)	(21,755)	(5,543)
FFO allocable to Operating Partnership common unitholders	90,442	77,434	203,017	252,481
Litigation settlement, net of taxes (1)	(22,688)	—	64,979	—
Gain on investments, net of taxes (2)	—	—	—	(287)
Non-cash default interest expense (3)	—	1,784	542	3,616
Gain on extinguishment of debt (4)	—	—	(71,722)	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$67,754	$79,218	$196,816	$255,810

FFO per diluted share	$0.45	$0.39	$1.01	$1.26

FFO, as adjusted, per diluted share	$0.34	$0.40	$0.98	$1.28

Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	200,230	199,432	200,158	199,630

(1) The three months ended September 30, 2019 represents a reduction of $22,688 to the accrued maximum expense of $88,150 related to the settlement of a class action lawsuit that was recorded in the three months ended March 31, 2019. A majority of the reduction of $22,688 relates to past tenants that did not submit a claim pursuant to the terms of the settlement agreement with the remainder relating to tenants that opted out of the lawsuit. The nine months ended September 30, 2019 is comprised of the accrued maximum expense related to the settlement of a class action lawsuit less the reduction recorded in the three months ended September 30, 2019.

(2) The nine months ended September 30, 2018 includes a gain on investment related to the land contributed by the Company to the Self Storage at Mid Rivers 50/50 joint venture.
(3) The nine months ended September 30, 2019 includes default interest expense related to Acadiana Mall and Cary Towne Center. The three months and nine months ended September 30, 2018 include default interest expense related to Acadiana Mall and Cary Towne Center.

(4) The nine months ended September 30, 2019 includes a gain on extinguishment of debt related to the non-recourse loan secured by Acadiana Mall, which was conveyed to the lender in the first quarter of 2019, and a gain on extinguishment of debt related to the non-recourse loan secured by Cary Towne Center, which was sold in the first quarter of 2019.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2019

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Diluted EPS attributable to common shareholders	$(0.52)	$(0.07)	$(1.01)	$(0.34)
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.38	0.40	1.13	1.20
Loss on impairment	0.68	0.08	1.00	0.43
Gain on depreciable property, net of taxes	(0.09)	(0.02)	(0.11)	(0.03)
FFO per diluted share	$0.45	$0.39	$1.01	$1.26

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
FFO allocable to Operating Partnership common unitholders	$90,442	$77,434	$203,017	$252,481
Percentage allocable to common shareholders (1)	86.64%	86.58%	86.63%	86.37%
FFO allocable to common shareholders	$78,359	$67,042	$175,874	$218,068

FFO allocable to Operating Partnership common unitholders, as adjusted	$67,754	$79,218	$196,816	$255,810
Percentage allocable to common shareholders (1)	86.64%	86.58%	86.63%	86.37%
FFO allocable to common shareholders, as adjusted	$58,702	$68,587	$170,502	$220,943

(1) Represents the weighted-average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 14.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2019

SUPPLEMENTAL FFO INFORMATION:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Lease termination fees	$848	$783	$2,938	$9,788
Lease termination fees per share	$—	$—	$0.01	$0.05

Straight-line rental income	$1,348	$388	$2,302	$(3,923)
Straight-line rental income per share	$0.01	$—	$0.01	$(0.02)

Gains on outparcel sales, net of taxes	$1,961	$4,548	$2,894	$11,033
Gains on outparcel sales, net of taxes per share	$0.01	$0.02	$0.01	$0.06

Net amortization of acquired above- and below-market leases	$533	$(1,210)	$2,032	$982
Net amortization of acquired above- and below-market leases per share	$—	$(0.01)	$0.01	$—

Net amortization of debt premiums and discounts	$333	$314	$982	$727
Net amortization of debt premiums and discounts per share	$—	$—	$—	$—

Income tax benefit (provision)	$(1,670)	$(1,034)	$(2,622)	$1,846
Income tax benefit (provision) per share	$(0.01)	$(0.01)	$(0.01)	$0.01

Gain on extinguishment of debt	$—	$—	$71,722	$—
Gain on extinguishment of debt per share	$—	$—	$0.36	$—

Gain on investments, net of taxes	$—	$—	$—	$287
Gain on investments, net of taxes per share	$—	$—	$—	$—

Non-cash default interest expense	$—	$(1,784)	$(542)	$(3,616)
Non-cash default interest expense per share	$—	$(0.01)	$—	$(0.02)

Abandoned projects expense	$(7)	$(38)	$(41)	$(377)
Abandoned projects expense per share	$—	$—	$—	$—

Interest capitalized	$787	$1,198	$1,969	$2,736
Interest capitalized per share	$—	$0.01	$0.01	$0.01

Litigation settlement, net of taxes	$22,688	$—	$(64,979)	$—
Litigation settlement, net of taxes per share	$0.11	$—	$(0.32)	$—

	As of September 30,
	2019	2018
Straight-line rent receivable	$55,974	$57,284

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2019

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss	$(92,034)	$(2,971)	$(168,531)	$(33,608)

Adjustments:
Depreciation and amortization	64,168	71,945	198,438	217,261
Depreciation and amortization from unconsolidated affiliates	14,471	10,438	36,599	31,177
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,031)	(2,136)	(6,836)	(6,424)
Interest expense	50,515	55,194	156,995	163,164
Interest expense from unconsolidated affiliates	6,686	6,551	19,842	18,849
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,561)	(1,875)	(5,044)	(5,912)
Abandoned projects expense	7	38	41	377
Gain on sales of real estate assets	(8,056)	(7,880)	(13,811)	(15,998)
(Gain) loss on sales of real estate assets of unconsolidated affiliates	—	28	(627)	(564)
Gain on investments/deconsolidation	(11,174)	—	(11,174)	(387)
Gain on extinguishment of debt	—	—	(71,722)	—
Loss on impairment	135,688	14,600	202,121	84,644
Litigation settlement	(22,688)	—	65,462	—
Income tax (benefit) provision	1,670	1,034	2,622	(1,846)
Lease termination fees	(848)	(783)	(2,938)	(9,788)
Straight-line rent and above- and below-market lease amortization	(1,881)	822	(4,334)	2,941
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(763)	(24)	(631)	369
General and administrative expenses	12,467	16,051	48,901	47,845
Management fees and non-property level revenues	(2,293)	(2,293)	(9,077)	(9,642)
Operating Partnership's share of property NOI	142,343	158,739	436,296	482,458
Non-comparable NOI	(3,292)	(10,967)	(14,855)	(36,409)
Total same-center NOI (1)	$139,051	$147,772	$421,441	$446,049
Total same-center NOI percentage change	(5.9)%		(5.5)%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2019

Same-center Net Operating Income
(Continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Malls	$124,649	$133,908	$378,364	$404,369
Associated centers	8,317	8,133	24,610	24,094
Community centers	5,052	4,869	15,216	14,610
Offices and other	1,033	862	3,251	2,976
Total same-center NOI (1)	$139,051	$147,772	$421,441	$446,049

Percentage Change:
Malls	(6.9)%		(6.4)%
Associated centers	2.3%		2.1%
Community centers	3.8%		4.1%
Offices and other	19.8%		9.2%
Total same-center NOI (1)	(5.9)%		(5.5)%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of September 30, 2019, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending September 30, 2019. New properties are excluded from same-center NOI, until they meet this criteria. Properties excluded from the same-center pool that would otherwise meet this criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019 and 2018

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of September 30, 2019
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$2,860,889	$855,758	$3,716,647	$(17,640)	$3,699,007
Noncontrolling interests' share of consolidated debt	(74,486)	—	(74,486)	516	(73,970)
Company's share of unconsolidated affiliates' debt	565,242	82,995	648,237	(2,607)	645,630
Company's share of consolidated and unconsolidated debt	$3,351,645	$938,753	$4,290,398	$(19,731)	$4,270,667
Weighted-average interest rate	5.10%	4.40%	4.95%

	As of September 30, 2018
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,160,776	$970,508	$4,131,284	$(15,476)	$4,115,808
Noncontrolling interests' share of consolidated debt	(94,787)	—	(94,787)	611	(94,176)
Company's share of unconsolidated affiliates' debt	553,339	96,598	649,937	(2,826)	647,111
Company's share of consolidated and unconsolidated debt	$3,619,328	$1,067,106	$4,686,434	$(17,691)	$4,668,743
Weighted-average interest rate	5.16%	4.01%	4.90%

Total Market Capitalization as of September 30, 2019
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	200,228	$1.29	$258,294
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			884,544
Company's share of total debt, excluding unamortized deferred financing costs			4,290,398
Total market capitalization			$5,174,942

(1)
Stock price for common stock and Operating Partnership units equals the closing price of the common stock on September 30, 2019. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	Basic	Diluted	Basic	Diluted
2019:
Weighted-average shares - EPS	173,471	173,471	173,400	173,400
Weighted-average Operating Partnership units	26,759	26,759	26,758	26,758
Weighted-average shares - FFO	200,230	200,230	200,158	200,158

2018:
Weighted-average shares - EPS	172,665	172,665	172,426	172,426
Weighted-average Operating Partnership units	26,767	26,767	27,204	27,204
Weighted-average shares - FFO	199,432	199,432	199,630	199,630

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	September 30, 2019	December 31, 2018
ASSETS
Real estate assets:
Land	$741,060	$793,944
Buildings and improvements	5,819,655	6,414,886
	6,560,715	7,208,830
Accumulated depreciation	(2,404,565)	(2,493,082)
	4,156,150	4,715,748
Held for sale	—	30,971
Developments in progress	63,891	38,807
Net investment in real estate assets	4,220,041	4,785,526
Cash and cash equivalents	34,565	25,138
Receivables:
Tenant, net of allowance for doubtful accounts of $2,337 in 2018	76,947	77,788
Other, net of allowance for doubtful accounts of $838 in 2018	6,577	7,511
Mortgage and other notes receivable	5,818	7,672
Investments in unconsolidated affiliates	279,934	283,553
Intangible lease assets and other assets	146,036	153,665
	$4,769,918	$5,340,853

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$3,699,007	$4,043,180
Accounts payable and accrued liabilities	260,264	218,217
Liabilities related to assets held for sale	—	43,716
Total liabilities	3,959,271	4,305,113
Commitments and contingencies
Redeemable noncontrolling interests	1,864	3,575
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 173,469,264 and 172,656,458 issued and outstanding in 2019 and 2018, respectively	1,735	1,727
Additional paid-in capital	1,965,230	1,968,280
Dividends in excess of cumulative earnings	(1,194,620)	(1,005,895)
Total shareholders' equity	772,370	964,137
Noncontrolling interests	36,413	68,028
Total equity	808,783	1,032,165
	$4,769,918	$5,340,853

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019
Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	September 30, 2019	December 31, 2018
ASSETS:
Investment in real estate assets	$2,135,627	$2,097,088
Accumulated depreciation	(741,802)	(674,275)
	1,393,825	1,422,813
Developments in progress	27,309	12,569
Net investment in real estate assets	1,421,134	1,435,382
Other assets	150,597	188,521
Total assets	$1,571,731	$1,623,903

LIABILITIES:
Mortgage and other indebtedness, net	$1,252,003	$1,319,949
Other liabilities	44,194	39,777
Total liabilities	1,296,197	1,359,726

OWNERS' EQUITY:
The Company	173,340	191,050
Other investors	102,194	73,127
Total owners' equity	275,534	264,177
Total liabilities and owners’ equity	$1,571,731	$1,623,903

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total revenues	$52,867	$54,579	$162,964	$166,843
Depreciation and amortization	(26,172)	(19,606)	(66,398)	(58,918)
Operating expenses	(16,394)	(17,215)	(49,433)	(54,026)
Income from operations	10,301	17,758	47,133	53,899
Interest and other income	456	355	1,155	1,059
Interest expense	(13,092)	(13,368)	(42,250)	(38,845)
Loss on impairment	—	(89,826)	—	(89,826)
Gain on extinguishment of debt	83,635	—	83,635	—
Gain (loss) on sales of real estate assets	—	(55)	630	1,128
Net income (loss)	$81,300	$(85,136)	$90,303	$(72,585)

	Company's Share for the Three Months Ended September 30,		Company's Share for the Nine Months Ended September 30,
	2019	2018	2019	2018
Total revenues	$27,486	$28,057	$82,694	$86,198
Depreciation and amortization	(14,471)	(10,438)	(36,599)	(31,177)
Operating expenses	(8,381)	(8,503)	(24,235)	(26,575)
Income from operations	4,634	9,116	21,860	28,446
Interest and other income	293	247	776	730
Interest expense	(6,686)	(6,551)	(19,842)	(18,849)
Loss on impairment	—	(1,022)	—	(1,022)
Gain (loss) on sales of real estate assets	—	(28)	627	564
Net income (loss)	$(1,759)	$1,762	$3,421	$9,869

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2019

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates.  The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, and the Company's share of abandoned projects expense, gain or loss on extinguishment of debt and litigation settlement, net of taxes.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.  Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties.  EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies.  This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP.  Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense
(Dollars in thousands)

Three Months Ended September 30,	Nine Months Ended September 30,
2019	2018	2019	2018
Net loss	$(92,034)	$(2,971)	$(168,531)	$(33,608)
Depreciation and amortization	64,168	71,945	198,438	217,261
Depreciation and amortization from unconsolidated affiliates	14,471	10,438	36,599	31,177
Interest expense	50,515	55,194	156,995	163,164
Interest expense from unconsolidated affiliates	6,686	6,551	19,842	18,849
Income taxes	1,806	1,193	3,249	(1,262)
Loss on impairment	135,688	14,600	202,121	84,644
Loss on impairment of unconsolidated affiliates	—	1,022	—	1,022
Gain on depreciable property	(5,371)	(3,307)	(10,709)	(5,543)
Gain on investments/deconsolidation	(11,174)	—	(11,174)	(387)
EBITDAre (1)	164,755	154,665	426,830	475,317
Gain on extinguishment of debt	—	—	(71,722)	—
Litigation settlement	(22,688)	—	65,462	—
Abandoned projects	7	38	41	377
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(763)	(24)	(631)	369
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,031)	(2,136)	(6,836)	(6,424)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,561)	(1,875)	(5,044)	(5,912)
Company's share of Adjusted EBITDAre	$137,719	$150,668	$408,100	$463,727
(1) Includes $2,478 and $4,597 for the three months ended September 30, 2019 and 2018, respectively, and $3,522 and $11,071 for the nine months ended September 30, 2019 and 2018, respectively, related to sales of non-depreciable real estate assets.

Interest Expense:
Interest expense	$50,515	$55,194	$156,995	$163,164
Interest expense from unconsolidated affiliates	6,686	6,551	19,842	18,849
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,561)	(1,875)	(5,044)	(5,912)
Company's share of interest expense	$55,640	$59,870	$171,793	$176,101

Ratio of Adjusted EBITDAre to Interest Expense	2.5	x	2.5	x	2.4	x	2.6	x

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Company's share of Adjusted EBITDAre	$137,719	$150,668	$408,100	$463,727
Interest expense	(50,515)	(55,194)	(156,995)	(163,164)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,561	1,875	5,044	5,912
Income taxes	(1,806)	(1,193)	(3,249)	1,262
Net amortization of deferred financing costs, debt premiums and discounts	2,022	1,858	6,328	5,451
Net amortization of intangible lease assets and liabilities	(141)	1,634	(1,212)	198
Depreciation and interest expense from unconsolidated affiliates	(21,157)	(16,989)	(56,441)	(50,026)
Loss on impairment of unconsolidated affiliates	—	(1,022)	—	(1,022)
Litigation settlement	22,688	—	(65,462)	—
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,031	2,136	6,836	6,424
Net income (loss) attributable to noncontrolling interests in other consolidated subsidiaries	763	24	631	(369)
Gain on outparcel sales	(2,685)	(4,573)	(3,102)	(10,455)
Gain on insurance proceeds	—	—	(421)	—
Equity in earnings (losses) of unconsolidated affiliates	1,759	(1,762)	(3,421)	(9,869)
Distributions of earnings from unconsolidated affiliates	4,315	2,905	15,635	12,574
Share-based compensation expense	900	912	3,838	4,310
Change in estimate of uncollectable rental revenues	(188)	487	1,504	3,273
Change in deferred tax assets	936	(713)	1,026	(2,706)
Changes in operating assets and liabilities	1,009	19,472	66,604	14,887
Cash flows provided by operating activities	$99,211	$100,525	$225,243	$280,407

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Minimum rents	$129,781	$142,247	$399,494	$441,096
Percentage rents	2,473	2,429	7,797	6,610
Other rents	2,142	2,347	6,668	6,898
Tenant reimbursements	46,032	53,288	144,534	166,004
Estimate of uncollectable amounts (1)	188	—	(1,504)	—
Total rental revenues	$180,616	$200,311	$556,989	$620,608

(1)
Prior to the adoption of ASC 842, uncollectable amounts were recorded as bad debt expense, which was included in property operating expense, and was $487 and $3,273 for the three and nine months ended September 30, 2018, respectively.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
							Fixed	Variable
Operating Properties:
Greenbrier Mall	Chesapeake, VA		Dec-19		5.41%	$65,401	$65,401	$—
Hickory Point Mall	Forsyth, IL		Dec-19		5.85%	27,446	27,446	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Dec-19		4.60%	4,476	—	4,476
The Terrace	Chattanooga, TN		Jun-20		7.25%	12,035	12,035	—
Burnsville Center	Burnsville, MN		Jul-20		6.00%	65,493	65,493	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		4.60%	9,302	—	9,302
Parkway Place	Huntsville, AL		Jul-20		6.50%	33,596	33,596	—
Valley View Mall	Roanoke, VA		Jul-20		6.50%	51,990	51,990	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-21		5.85%	76,520	76,520	—
EastGate Mall	Cincinnati, OH		Apr-21		5.83%	32,813	32,813	—
Hamilton Crossing & Expansion	Chattanooga, TN		Apr-21		5.99%	8,598	8,598	—
Park Plaza Mall	Little Rock, AR		Apr-21		5.28%	79,090	79,090	—
Fayette Mall	Lexington, KY		May-21		5.42%	148,236	148,236	—
The Outlet Shoppes at Laredo	Laredo, TX		May-21		4.75%	42,400	—	42,400
Alamance Crossing - East	Burlington, NC		Jul-21		5.83%	44,776	44,776	—
Asheville Mall	Asheville, NC		Sep-21		5.80%	64,485	64,485	—
Cross Creek Mall	Fayetteville, NC		Jan-22		4.54%	112,366	112,366	—
Northwoods Mall	North Charleston, SC		Apr-22		5.08%	64,136	64,136	—
Arbor Place	Atlanta (Douglasville), GA		May-22		5.10%	107,456	107,456	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	17,200	17,200	—
Jefferson Mall	Louisville, KY		Jun-22		4.75%	62,311	62,311	—
Southpark Mall	Colonial Heights, VA		Jun-22		4.85%	58,773	58,773	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	33,062	33,062	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	72,085	72,085	—
Volusia Mall	Daytona Beach, FL		May-24		4.56%	49,220	49,220	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	70,552	70,552	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	37,298	37,298	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	100,958	100,958	—
Total Loans On Operating Properties						1,552,074	1,495,896	56,178
Weighted-average interest rate						5.19%	5.21%	4.71%

Construction Loan:
Brookfield Square Anchor Redevelopment	Brookfield, WI		Oct-21	Oct-22	4.99%	21,061	—	21,061

Operating Partnership Debt:
Secured credit facility:
$685,000 capacity			Jul-23		4.35%	304,769	—	304,769

Secured term loan			Jul-23		4.35%	473,750	—	473,750

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable

Senior unsecured notes:
Senior unsecured 5.25% notes			Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)			Dec-23		5.25%	(2,225)		(2,225)	—
Senior unsecured 4.60% notes			Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)			Oct-24		4.60%	(42)		(42)	—
Senior unsecured 5.95% notes			Dec-26		5.95%	625,000		625,000	—
Senior unsecured 5.95% notes (discount)			Dec-26		5.95%	(7,740)		(7,740)	—
	SUBTOTAL					1,364,993		1,364,993	—

Total Consolidated Debt						$3,716,647	(1)	$2,860,889	$855,758
Weighted-average interest rate						5.10%		5.31%	4.39%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	$10,050	(2)	$10,050	$—
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	4.79%	17,594		—	17,594
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	4.35%	20,001		—	20,001
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	4.35%	7,869		$—	7,869
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	4.35%	27,175		—	27,175
Springs at Port Orange	Port Orange, FL		Dec-21		4.45%	3,719		—	3,719
York Town Center	York, PA		Feb-22		4.90%	15,520		15,520	—
York Town Center - Pier 1	York, PA		Feb-22		4.84%	606		—	606
Eastgate Mall Self Storage	Cincinnati, OH		Dec-22		4.84%	3,073		—	3,073
West County Center	St. Louis, MO		Dec-22		3.40%	87,894		87,894	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	46,567		46,567	—
Mid Rivers Self Storage	St. Peters, MO		Apr-23		4.85%	2,769		—	2,769
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	28,560	(3)	28,560	—
Parkdale Self Storage	Beaumont, TX		Jul-24		5.25%	189		—	189
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	54,330		54,330	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,622		2,622	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	133,231		133,231	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	43,547		43,547	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	75,918		75,918	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	37,003		37,003	—
	SUBTOTAL					648,237	(1)	565,242	82,995

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Less Noncontrolling Interests' Share Of Consolidated Debt:
The Terrace	Chattanooga, TN	8%	Jun-20		7.25%	(963)		(963)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%	Apr-21		5.99%	(688)		(688)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,376)		(1,376)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%	Nov-23		4.90%	(18,021)		(18,021)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%	Dec-24		4.05%	(24,693)		(24,693)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(18,649)		(18,649)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(10,096)		(10,096)	—
						(74,486)		(74,486)	—

Company's Share Of Consolidated And Unconsolidated Debt						$4,290,398	(1)	$3,351,645	$938,753
Weighted-average interest rate						4.95%		5.10%	4.40%

Total Debt of Unconsolidated Affiliates:
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	$10,050	(2)	$10,050	$—
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	4.79%	35,189		—	35,189
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	4.35%	40,002		—	40,002
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	4.35%	15,737		—	15,737
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	4.35%	54,350		—	54,350
Springs at Port Orange	Port Orange, FL		Dec-21		4.45%	8,549		—	8,549
York Town Center	York, PA		Feb-22		4.90%	31,041		31,041	—
York Town Center - Pier 1	York, PA		Feb-22		4.84%	1,213		—	1,213
EastGate Mall Self Storage	Cincinnati, OH		Dec-22		4.84%	6,145		—	6,145
West County Center	St. Louis, MO		Dec-22		3.40%	175,787		175,787	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	93,134		93,134	—
Mid Rivers Mall Self Storage	St. Peters, MO		Apr-23		4.85%	5,538		—	5,538
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	43,938	(3)	43,938	—
Parkdale Self Storage	Beaumont, TX		Jul-24		5.25%	189		—	189
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	108,660		108,660	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	5,243		5,243	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	266,462		266,462	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	66,995		66,995	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	151,836		151,836	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	74,007		74,007	—
						$1,254,065		$1,087,153	$166,912
Weighted-average interest rate						4.06%		3.99%	4.49%

(1)	See page 14 for unamortized deferred financing costs.

(2)
The joint venture has an interest rate swap on a notional amount of $10,050, amortizing to $9,360 over the term of the swap, related to Ambassador Town Center Infrastructure Improvements to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(3)
The joint venture has an interest rate swap on a notional amount of $43,938, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2019	$97,323	$—	$—	$97,323	2.27%	5.50%
2020	172,416	10,050	(963)	181,503	4.23%	6.12%
2021	496,918	3,719	(688)	499,949	11.65%	5.52%
2022	476,365	124,687	(1,376)	599,676	13.98%	4.65%
2023	1,300,604	162,941	(18,021)	1,445,524	33.69%	4.58%
2024	419,772	57,141	(24,693)	452,220	10.54%	4.47%
2025	37,298	133,231	(18,649)	151,880	3.54%	4.07%
2026	725,958	43,547	(10,096)	759,409	17.70%	5.63%
2028	—	112,921	—	112,921	2.63%	4.93%
Face Amount of Debt	3,726,654	648,237	(74,486)	4,300,405	100.23%	4.95%
Discounts	(10,007)	—	—	(10,007)	(0.23)%	—%
Total	$3,716,647	$648,237	$(74,486)	$4,290,398	100.00%	4.95%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2019	$97,323	$—	$—	$97,323	2.27%	5.50%
2020	172,416	27,644	(963)	199,097	4.64%	6.00%
2021	517,979	58,764	(688)	576,055	13.43%	5.39%
2022	455,304	107,093	(1,376)	561,021	13.07%	4.64%
2023	1,300,604	107,896	(18,021)	1,390,479	32.41%	4.59%
2024	419,772	57,141	(24,693)	452,220	10.54%	4.47%
2025	37,298	133,231	(18,649)	151,880	3.54%	4.07%
2026	725,958	43,547	(10,096)	759,409	17.70%	5.63%
2028	—	112,921	—	112,921	2.63%	4.93%
Face Amount of Debt	3,726,654	648,237	(74,486)	4,300,405	100.23%	4.95%
Discounts	(10,007)	—	—	(10,007)	(0.23)%	—%
Total	$3,716,647	$648,237	$(74,486)	$4,290,398	100.00%	4.95%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

Debt Covenant Compliance Ratios (1)	Required		Actual
Total debt to total assets	< 60%		53%
Secured debt to total assets	< 40%	(2)	34%
Total unencumbered assets to unsecured debt	> 150%		169%
Consolidated income available for debt service to annual debt service charge	> 1.5x		2.4	x

(1)	The debt covenant compliance ratios for the secured line of credit, the secured term loan and the senior unsecured notes are defined and computed on the same basis.

(2)
Secured debt to total assets must be less than 40% for the 2026 Notes. Secured debt to total assets must be less than 45% for the 2023 Notes and the 2024 Notes until January 1, 2020, after which the required ratio will be reduced to 40%.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Twelve Months Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Nine Months Ended 9/30/19 (3)
	9/30/19	9/30/18	9/30/19	9/30/18
Unencumbered consolidated properties:
Tier 1 Malls	N/A	N/A	N/A	N/A	6.0%	(4)
Tier 2 Malls	$339	$340	84.0%	85.7%	45.4%
Tier 3 Malls	277	281	86.8%	89.6%	27.5%
Total Malls	$313	$315	85.3%	87.5%	78.9%

Total Associated Centers	N/A	N/A	95.9%	97.0%	15.8%

Total Community Centers	N/A	N/A	97.3%	98.1%	5.0%

Total Office Buildings and Other	N/A	N/A	86.7%	93.6%	0.3%

Total Unencumbered Consolidated Portfolio	$313	$315	89.1%	90.9%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.

(3)
Our consolidated unencumbered properties generated approximately 26.5% of total consolidated NOI of $383,212,891 (which excludes NOI related to dispositions) for the nine months ended September 30, 2019.

(4)
NOI is derived from unencumbered portions of Tier One properties that are otherwise secured by a loan. The unencumbered portions include outparcels, anchors and former anchors that have been redeveloped.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/2019 (3)
			9/30/19	9/30/18	9/30/19	9/30/18
Coastal Grand	Myrtle Beach, SC	1,036,898
CoolSprings Galleria	Nashville, TN	1,165,840
Cross Creek Mall	Fayetteville, NC	983,591
Fayette Mall	Lexington, KY	1,159,043
Friendly Center and The Shops at Friendly	Greensboro, NC	1,367,457
Hamilton Place	Chattanooga, TN	1,160,748
Hanes Mall	Winston-Salem, NC	1,435,259
Jefferson Mall	Louisville, KY	783,639
Mall del Norte	Laredo, TX	1,217,932
Northwoods Mall	North Charleston, SC	748,269
Oak Park Mall	Overland Park, KS	1,518,229
The Outlet Shoppes at Atlanta	Woodstock, GA	404,906
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	428,072
Richland Mall	Waco, TX	693,450
Southpark Mall	Colonial Heights, VA	676,801
Sunrise Mall	Brownsville, TX	799,397
West County Center	Des Peres, MO	1,196,796
Total Tier 1 Malls		17,209,373	$466	$454	93.1%	94.3%	40.6%

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/2019 (3)
			9/30/19	9/30/18	9/30/19	9/30/18
Arbor Place	Atlanta (Douglasville), GA	1,161,914
Asheville Mall	Asheville, NC	973,367
Dakota Square Mall	Minot, ND	764,671
East Towne Mall	Madison, WI	801,248
EastGate Mall	Cincinnati, OH	837,550
Frontier Mall	Cheyenne, WY	520,276
Governor's Square	Clarksville, TN	689,563
Harford Mall	Bel Air, MD	505,517
Imperial Valley Mall	El Centro, CA	761,928
Kirkwood Mall	Bismarck, ND	815,442
Laurel Park Place	Livonia, MI	496,877
Layton Hills Mall	Layton, UT	482,156
Mayfaire Town Center	Wilmington, NC	650,747
Northgate Mall	Chattanooga, TN	660,786
Northpark Mall	Joplin, MO	895,890
Old Hickory Mall	Jackson, TN	547,396
The Outlet Shoppes at Laredo (4)	Laredo, TX	358,122
Park Plaza	Little Rock, AR	543,033

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/2019 (3)
			9/30/19	9/30/18	9/30/19	9/30/18
Parkdale Mall	Beaumont, TX	1,081,396
Parkway Place	Huntsville, AL	647,802
Pearland Town Center	Pearland, TX	663,773
Post Oak Mall	College Station, TX	788,105
South County Center	St. Louis, MO	1,028,473
Southaven Towne Center	Southaven, MS	607,523
St. Clair Square	Fairview Heights, IL	1,068,998
Turtle Creek Mall	Hattiesburg, MS	845,571
Valley View Mall	Roanoke, VA	863,443
Volusia Mall	Daytona Beach, FL	1,055,061
West Towne Mall	Madison, WI	829,715
WestGate Mall	Spartanburg, SC	950,777
Westmoreland Mall	Greensburg, PA	976,509
York Galleria	York, PA	748,868
Total Tier 2 Malls		24,622,497	$346	$346	87.2%	89.5%	44.4%

TIER 3 Sales < $300 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/2019 (3)
			9/30/19	9/30/18	9/30/19	9/30/18
Alamance Crossing	Burlington, NC	904,704
Brookfield Square	Brookfield, WI	862,132
Burnsville Center	Burnsville, MN	1,045,144
CherryVale Mall	Rockford, IL	863,276
Eastland Mall	Bloomington, IL	732,647
Kentucky Oaks Mall	Paducah, KY	727,316
Meridian Mall	Lansing, MI	944,172
Mid Rivers Mall	St. Peters, MO	1,034,302
Monroeville Mall	Pittsburgh, PA	983,997
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Stroud Mall	Stroudsburg, PA	414,921
Total Tier 3 Malls		8,762,548	$273	$279	84.0%	86.2%	13.0%

Total Mall Portfolio		50,594,418	$383	$379	88.7%	90.7%	98.0%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

Mall Portfolio Statistics (continued)

Excluded Malls (5)
Property	Category	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/2019 (3)
				9/30/19	9/30/18	9/30/19	9/30/18
Lender Malls:
Greenbrier Mall	Lender	Chesapeake, VA	897,036
Hickory Point Mall	Lender	Forsyth, IL	727,848
Total Excluded Malls			1,624,884	N/A	N/A	N/A	N/A	2.0%

(1)	Total Center Square Footage includes square footage of shops, owned and leased adjacent junior anchors and anchor locations and leased freestanding locations immediately adjacent to the center.

(2)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(3)	Based on total mall NOI of $386,935,487 for the malls listed in the table above for the nine months ended September 30, 2019.

(4)	The Outlet Shoppes at Laredo is a non-stabilized mall and is excluded from Sales Per Square Foot.

(5)
Excluded Malls represent Lender Malls, for which operational metrics are excluded, and are malls which we are working or intend to work with the lender on the terms of the loan secured by the related property, or after attempting a restructure, we have determined that the property no longer meets our criteria for long-term investment.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	423,779	$35.97	$33.44	(7.0)%	$33.98	(5.5)%
Stabilized malls	396,998	36.82	33.96	(7.8)%	34.49	(6.3)%
New leases	64,537	35.15	38.79	10.4%	41.79	18.9%
Renewal leases	332,461	37.15	33.03	(11.1)%	33.07	(11.0)%

Year-to-Date:
All Property Types (1)	1,406,372	$37.28	$34.24	(8.2)%	$34.82	(6.6)%
Stabilized malls	1,278,943	38.20	35.01	(8.4)%	35.58	(6.9)%
New leases	158,382	44.00	45.40	3.2%	48.07	9.3%
Renewal leases	1,120,561	37.38	33.54	(10.3)%	33.81	(9.6)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

	Square Feet		As of September 30,
Quarter:			2019	2018
Operating portfolio:		Same-center stabilized malls	$31.94	$32.79
New leases	239,645	Stabilized malls	32.05	32.77
Renewal leases	472,636	Non-stabilized malls (4)	24.12	25.48
Development portfolio:		Associated centers	13.75	13.68
New leases	1,175	Community centers	16.99	16.44
Total leased	713,456	Office buildings	18.87	18.01

Year-to-Date:
Operating Portfolio:
New leases	768,106
Renewal leases	1,626,014
Development Portfolio:
New leases	205,614
Total leased	2,599,734

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)
Average annual base rents per square foot are based on contractual rents in effect as of September 30, 2019, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes at Laredo as of September 30, 2019 and September 30, 2018.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Nine Months Ended September 30, 2019 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2019:
New	99	204,992	7.21	$44.12	$46.56	$44.65	$(0.53)	(1.2)%	$1.91	4.3%
Renewal	485	1,537,015	2.72	30.65	30.88	35.11	(4.46)	(12.7)%	(4.23)	(12.0)%
Commencement 2019 Total	584	1,742,007	3.48	32.23	32.72	36.23	(4.00)	(11.0)%	(3.51)	(9.7)%

Commencement 2020:
New	11	29,737	8.46	44.93	48.74	32.24	12.69	39.4%	16.50	51.2%
Renewal	97	301,448	3.24	32.65	33.21	33.96	(1.31)	(3.9)%	0.75	(2.2)%
Commencement 2020 Total	108	331,185	3.77	33.75	34.60	33.80	(0.05)	0.1%	0.80	2.4%

Total 2019/2020	692	2,073,192	3.53	$32.48	$33.02	$35.84	$(3.36)	(9.4)%	$(2.82)	(7.9)%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues (1)
1	L Brands, Inc. (2)	128	763,091	4.28%
2	Signet Jewelers Limited (3)	156	227,731	2.84%
3	Foot Locker, Inc.	108	503,717	2.79%
4	AE Outfitters Retail Company	66	414,111	2.14%
5	Dick's Sporting Goods, Inc. (4)	25	1,396,850	1.72%
6	Ascena Retail Group, Inc. (5)	124	623,228	1.65%
7	Genesco, Inc. (6)	103	198,305	1.46%
8	The Gap, Inc.	57	658,408	1.46%
9	H & M	44	936,589	1.46%
10	Luxottica Group S.P.A. (7)	99	227,060	1.35%
11	Express Fashions	39	321,142	1.25%
12	Finish Line, Inc.	43	224,603	1.20%
13	The Buckle, Inc.	43	223,308	1.12%
14	Forever 21 Retail, Inc.	19	353,805	1.08%
15	JC Penney Company, Inc. (8)	47	5,695,980	0.98%
16	Abercrombie & Fitch, Co.	41	272,706	0.96%
17	Shoe Show, Inc.	39	498,201	0.90%
18	Cinemark	9	467,190	0.90%
19	Barnes & Noble, Inc.	17	521,273	0.89%
20	Hot Topic, Inc.	96	221,338	0.84%
21	The Children's Place Retail Stores, Inc.	41	181,032	0.78%
22	Claire's Stores, Inc.	79	99,647	0.71%
23	Ulta	26	268,697	0.70%
24	PSEB Group (9)	38	182,860	0.68%
25	Macy's, Inc. (10)	32	4,551,623	0.65%
		1,519	20,032,495	34.79%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK, Victoria's Secret and White Barn Candle.
(3)
Signet Jewelers Limited operates Belden Jewelers, Jared Jewelers, JB Robinson, Kay Jewelers, LeRoy's Jewelers, Marks & Morgan, Osterman's Jewelers, Peoples, Piercing Pagoda, Rogers Jewelers, Shaw's Jewelers, Ultra Diamonds and Zales.

(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Field & Stream and Golf Galaxy.
(5)	Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Dressbarn, Justice, Lane Bryant, LOFT and Lou & Grey.
(6)
Genesco Inc. operates Clubhouse, Hat Shack, Hat Zone, Johnston & Murphy, Journey's, Shi by Journey's and Underground by Journeys. Genesco sold all Lids, Lids Locker Room and Lids Sports Group stores in February 2019.

(7)	Luxottica Group, S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(8)	JC Penney Company, Inc. owns 29 of these stores.
(9)	PSEB Group operates Eddie Bauer and PacSun.
(10)	Macy's, Inc. owns 20 of these stores

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2019

Capital Expenditures
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Tenant allowances (1)	$10,781	$6,978	$21,831	$35,199

Renovations (2)	—	—	—	563

Deferred maintenance: (3)
Parking lot and parking lot lighting	315	206	529	871
Roof repairs and replacements	2,083	270	4,757	3,694
Other capital expenditures	5,610	5,255	15,094	15,035
Total deferred maintenance expenditures	8,008	5,731	20,380	19,600

Total capital expenditures	$18,789	$12,709	$42,211	$55,362

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2019	2018
Quarter ended:
March 31,	$565	$1,810
June 30,	444	636
September 30,	790	689
December 31,		983
	$1,799	$4,118

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

Properties Opened During the Nine Months Ended September 30, 2019
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2019 Cost	Opening Date	Initial Unleveraged Yield
Other - Outparcel Development:
Mid Rivers Mall - CubeSmart Self- storage (3) (4)	St. Peters, MO	50%	93,540	$4,122	$3,646	$973	Jan-19	9.0%

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) Outparcel development adjacent to the mall.
(4) Yield is based on the expected yield of the stabilized project.
Redevelopments Completed During the Nine Months Ended September 30, 2019
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2019 Cost	Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
Dakota Square Mall - HomeGoods	Minot, ND	100%	28,406	$2,478	$2,293	$1,315	Apr-19	14.4%
East Towne Mall - Portillo's	Madison, WI	100%	9,000	2,956	2,487	71	Feb-19	8.0%
Friendly Center - O2 Fitness	Greensboro, NC	50%	27,048	2,285	1,696	289	Apr-19	10.3%
Hanes Mall - Dave & Buster's	Winston-Salem, NC	100%	44,922	5,932	4,559	2,413	May-19	11.0%
Northgate Mall - Sears Auto Center Redevelopment (Aubrey's/Panda Express)	Chattanooga, TN	100%	10,000	1,797	530	17	Feb-19	7.6%
Parkdale Mall - Macy's Redevelopment (Dick's Sporting Goods/Five Below/HomeGoods) (3)	Beaumont, TX	100%	86,136	20,899	17,641	11,161	May-19	6.4%
Volusia Mall - Sears Auto Center Redevelopment (Bonefish Grill/Metro Diner)	Daytona Beach, FL	100%	23,341	9,795	5,558	144	Apr-19	8.0%
Total Redevelopments Completed			228,853	$46,142	$34,764	$15,410

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Macy's building in 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

Properties Under Development at September 30, 2019
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2019 Cost	Expected Opening Date	Initial Unleveraged Yield
Other - Outparcel Developments:
Hamilton Place - Self Storage (3)	Chattanooga, TN	60%	68,875	$5,824	$299	$299	Q2 '20	8.7%
Parkdale Mall - Self Storage (3)	Beaumont, TX	50%	69,341	4,435	1,373	1,373	Q4 '19	10.2%
			138,216	10,259	1,672	1,672

Mall Redevelopments:
Brookfield Square - Sears Redevelopment (Whirlyball/Marcus Theatres) (4)	Brookfield, WI	100%	130,075	25,233	24,061	10,890	Q3/Q4 '19	10.1%
CherryVale Mall - Sears Redevelopment (Tilt)	Rockford, IL	100%	114,118	3,508	1,564	1,564	Q2 '20	8.3%
Dakota Square Mall - Herberger's Redevelopment (Ross/Retail Shops/T-Mobile)	Minot, ND	100%	30,096	6,410	3,348	3,205	Q1 '20	7.2%
Hamilton Place - Sears Redevelopment (Cheesecake Factory/Dick's Sporting Goods/Dave & Buster's/Hotel/Office) (4)	Chattanooga, TN	100%	195,166	38,715	23,132	12,893	Q2/Q3 '20	7.8%
Laurel Park Place - Carson's Redevelopment (Dunham's Sports)	Livonia, MI	100%	45,000	3,886	2,898	2,876	Q4 '19	5.9%
Mall del Norte - Forever 21 Redevelopment (Main Event)	Laredo, TX	100%	81,242	10,514	3,959	3,914	Q3 '19/Q2 '20	9.3%
			595,697	88,266	58,962	35,342

Total Properties Under Development			733,913	$98,525	$60,634	$37,014

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) Yield is based on expected yield once project stabilizes.
(4) The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears (Brookfield Square and Hamilton Place) buildings in 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

TIER 1 Sales ≥ $375 per square foot
Property	Location	Sears Status as of September 30, 2019 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Coastal Grand	Myrtle Beach, SC	Open (O)	Owned by Sears.
CoolSprings Galleria	Nashville, TN		Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC	Closed	Executed leases with entertainment user/restaurants. Construction expected to start in 2020.
Fayette Mall	Lexington, KY		Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Open (O)	Owned by Sears. Whole Foods sub-leases 1/3 of the box.
Hamilton Place	Chattanooga, TN	Under Construction	Cheesecake Factory Open. Under Construction with Aloft hotel, Dick's Sporting Goods and Dave & Busters.
Hanes Mall	Winston-Salem, NC	Closed 1/19 (O)	Owned by 3rd Party. Novant Health, Inc. purchased Sears and Sears TBA for future medical office.
Jefferson Mall	Louisville, KY	Closed	Purchased in Jan 2017 sale-leaseback for future redevelopment. Under negotiation/LOIs with restaurants/fitness/other users.
Mall del Norte	Laredo, TX	Open (O)	Owned by Sears.
Northwoods Mall	North Charleston, SC		Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Richland Mall	Waco, TX	Closed (O)	Sears sold location to Dillard's in 2018. Dillard's expected to open fall 2020.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Southpark Mall	Colonial Heights, VA	Closed	Under negotiation with several prospects.
Sunrise Mall	Brownsville, TX	Open (O)	Sears sold to 3rd Party Developer. Future entertainment/restaurant.
West County Center	Des Peres, MO

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of September 30, 2019 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Open (O)	Owned by Sears.
Asheville Mall	Asheville, NC	Closed (O)	Owned by Seritage. Under negotiation/LOI with entertainment users.
Dakota Square Mall	Minot, ND	Closed	Under negotiation with several prospects.	Ross Dress For Less Opened.
East Towne Mall	Madison, WI	Open (O)	Owned by Sears.	Owned by Third Party. Under negotiation with non-retail use.
EastGate Mall	Cincinnati, OH	Closing	Purchased in January 2017 sale-leaseback for future redevelopment. Under negotiation/LOIs with tenants.
Frontier Mall	Cheyenne, WY	Closed (O)	Location purchased by Jax Outdoor Gear. November 2019 opening.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans (continued)

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of September 30, 2019 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Governor's Square	Clarksville, TN	Closed	50/50 Joint Venture property. Under negotiation/LOIs with tenants.
Harford Mall	Bel Air, MD	Open	Interest from sporting goods/ entertainment/restaurants.
Imperial Valley Mall	El Centro, CA	Closed (O)	Owned by Seritage. Hobby Lobby opening January 2020.
Kirkwood Mall	Bismarck, ND			Leases out for signature with restaurants, jr. box.
Laurel Park Place	Livonia, MI			Dunham's Sports under construction. Opening November 2019.
Layton Hills Mall	Layton, UT
Mayfaire Town Center	Wilmington, NC
Northgate Mall	Chattanooga, TN	Closed (O)	Owned by Sears.
Northpark Mall	Joplin, MO	Open (O)	Building owned by Sears.
Old Hickory Mall	Jackson, TN	Closed	Potential box user.
The Outlet Shoppes at Laredo	Laredo, TX
Park Plaza	Little Rock, AR
Parkdale Mall	Beaumont, TX	Open (O)	Owned by Sears.
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Closed (O)	Owned by Sears. Under contract for sale to 3rd Party Developer.
South County Center	St. Louis, MO	Closed	Executed lease with entertainment user. Construction TBD. Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
St. Clair Square	Fairview Heights, IL	Closed (O)	Building Owned by Sears. Under Negotiation with Entertainment User.
Turtle Creek Mall	Hattiesburg, MS	Closed (O)	Owned by Sears.
Valley View Mall	Roanoke, VA	Closed 10/19 (O)	Owned by Sears. Sporting goods/entertainment interest.
Volusia Mall	Daytona Beach, FL	Closed (O)	Owned by Sears. Under contract for sale to 3rd Party Developer.
WestGate Mall	Spartanburg, SC	Closed (O)	Owned by Sears. Under negotiation for non-retail use.
Westmoreland Mall	Greensburg, PA	Closed (O)	Building owned by Sears. Potential for non-retail.	Executed lease with Stadium Live! Casino. Est. 2020 open.
York Galleria	York, PA	Closed	Lease executed with Penn National for casino. Est. 2020 opening.	Owned by Third Party. LOI for non-retail use.
West Towne Mall	Madison, WI		Owned by Seritage. Redeveloped with Dave & Busters and Total Wine.	Von Maur opening 2021.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2019

TIER 3 Sales < $300 per square foot
Property	Location	Sears Status as of September 30, 2019 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Alamance Crossing	Burlington, NC
Brookfield Square	Brookfield, WI	Under Construction	Grand Opening held 10/19: Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's. Convention center/hotel est. opening in 2020.	Owned by Third Party. LOI with new use.
Burnsville Center	Burnsville, MN	Closed (O)	Owned by Seritage.
CherryVale Mall	Rockford, IL	Closed	Executed lease with Tilt. Est. opening Q1 '20.	Choice Home Center - Opened Q4 '18.
Eastland Mall	Bloomington, IL	Closed	Under negotiation with tenants.	Under negotiation with tenants.
Kentucky Oaks Mall	Paducah, KY	Under Construction (O)	Owned by Seritage. Burlington and Ross Dress for Less are under construction.	50/50 JV asset. HomeGoods under contruction - opening Fall 2019. LOI with discount retailer.
Meridian Mall	Lansing, MI			High Caliber Karts opened Fall 2019 in Men's store. Furniture Store under negotiation for Women's store.
Mid Rivers Mall	St. Peters, MO	Closed 10/19 (O)	Owned by Sears.
Monroeville Mall	Pittsburgh, PA
The Outlet Shoppes at Gettysburg	Gettysburg, PA
Stroud Mall	Stroudsburg, PA	Closed	Executed lease with furniture user. Estimated to open by December 2019.	Shoprite under construction. Opening November 2019.

(1)	Sears boxes owned by the department store or a third party are noted with the following symbol next to the status (O).